877 North 8th West, Riverton, WY  82501, Ph: (307) 856-9271, Fx: (307) 857-3050, www.usnrg.com

For Immediate Release

U.S. ENERGY CORP. ENGAGES SMH CAPITAL, INC. TO SEEK OIL AND GAS ACQUISITIONS

RIVERTON, Wyoming – March 4, 2009 – U.S. Energy Corp. (NASDAQ Capital Market:  “USEG”) (“USE” or the “Company”), a natural resources exploration and development company with interests in molybdenum, oil and gas, geothermal, and real estate assets, today announced that it has engaged Houston, Texas-based SMH Capital Inc. to act as a financial advisor in connection with the potential purchase or acquisition of oil and gas assets.

“With overall continued market uncertainty and commodity prices remaining depressed we believe now is the ideal time to enhance our acquisition strategy by working closely with SMH to seek out high quality oil and gas assets,” stated Mark Larsen, President of U.S. Energy Corp.  “It is our goal to reach a production rate of 7000 MCFE/D by year end although we are not limiting our corporate objectives in this endeavor.  By leveraging SMH’s contacts and expertise, we intend to use our solid balance sheet to selectively and efficiently access what we believe is a growing pool of attractively valued exploration and production stage oil and gas assets,” he added.

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Press Release
March 4, 2009
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About SMH Capital Inc.

SMH Capital Investment Banking (www.smhib.com) is a full-service investment bank providing middle-market companies with private placements and public offerings of equity and debt securities, as well as financial-advisory services in connection with mergers and acquisitions, restructuring and recapitalizations.

SMH Capital is a registered broker-dealer and an affiliate of Sanders Morris Harris Group (NASDAQ:SMHG) (member FINRA/SIPC).

About U.S. Energy Corp.

U.S. Energy Corp. is a diversified natural resource company with interests in molybdenum, oil and gas, geothermal and real estate assets.  The Company is headquartered in Riverton, Wyoming, and its common stock is listed on The NASDAQ Capital Market under the symbol “USEG”.

Note Regarding Mcfe

In this press release, Mcfes are derived by converting oil to gas in the ratio of one barrel of oil to six thousand cubic feet of gas (1 bbl:6 Mcf). One thousand cubic feet of gas equivalent ("Mcfe") amounts may be misleading, particularly if used in isolation.  A Mcfe conversion ratio of 1 bbl of oil to 6 Mcf of natural gas is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value of equivalency at the well head.

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Disclosure Regarding Mineral Resources Under SEC and Canadian Regulations; and Forward-Looking Statements

The Company owns or may come to own stock in companies which are traded on foreign exchanges, and may have agreements with some of these companies to acquire and/or develop the Company’s mineral properties.  An example is Sutter Gold Mining Inc.  These other companies are subject to the reporting requirements of other jurisdictions.

United States residents are cautioned that some of the information available about our mineral properties, which is reported by the other companies in foreign jurisdictions, may be materially different from what the Company is permitted to disclose in the United States.

This news release includes statements which may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect," or similar expressions.  These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in mineral prices, the availability of capital, competitive factors, and other risks.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

For further information on the differences between the reporting limitations of the United States, compared to reports filed in foreign jurisdictions, and also concerning forward-looking statements, please see the Company’s Form 10-K (“Disclosure Regarding Forward-Looking Statements”; “Disclosure Regarding Mineral Resources under SEC and Canadian Regulation”; and “Risk Factors”); and similar disclosures in the Company’s Forms 10-Q.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1 800 776 9271
Reggie@usnrg.com

Nick Hurst
The Equicom Group
Investor Relations
403 538 4845
nhurst@equicomgroup.com